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                          Mail to: Secretary of State
                             Corporations Section
                           1560 Broadway, Suite 200
                               Denver, CO 80202
                                (303) 894-2251
                              Fax  (303) 894-2242



                            ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is  Innovative Recreational Dealerships,
                                        --------------------------------------
Inc.
----

SECOND: The following amendment to the Articles of Incorporation was adopted
on          January 7,     2000, as prescribed by the Colorado
          ----------------
Business Corporation Act, in the manner marked with an X below:

_________      No shares have been issued or Directors Elected -Action by
               Incorporators

   X
---------      No shares have been issued but Directors Elected - Action by
               Directors

---------      Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

---------      Such amendment was adopted by a vote of the shareholders.  The number of shares voted for the amendment was sufficient for approval.


THIRD: If changing corporate name, the new name of the corporation is iRV Dealerships, Inc.
---------------------


FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:


If these amendments are to have a delayed effective date, please list that date:
     -------------------------------------
(Not to exceed ninety (90) days from the date of filing)


                         INNOVATIVE RECREATIONAL DEALERSHIPS, INC,



                         --------------------------------------------------
                         Bradley Smith, President